UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant            [X]
Filed by a party other than the Registrant    [ ]

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[ ]     Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]    Soliciting Material under §240.14a-12

FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]     Fee paid previously with preliminary materials.

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FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2020

On April 23, 2020, FBL Financial Group, Inc. (the "Company") issued the following press release related to the Company's 2020 Annual Meeting of Shareholders to be held on Thursday, May 14, 2020. As described in the press release, due to ongoing concerns relating to the coronavirus (COVID-19), the Company’s Class A common shareholders will be able to participate in the Company’s 2020 Annual Meeting of Shareholders virtually, via live audio webcast.

The press release supplements the Notice of Annual Meeting and the Proxy Statement for the 2020 Annual Meeting of Shareholders (the "Proxy Statement") of the Company filed with the Securities and Exchange Commission on March 31, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2020 Annual Meeting of Shareholders. This press release is being filed with the Securities and Exchange Commission on or about April 23, 2020 and should be read in conjunction with the Proxy Statement and other proxy materials. Except as specifically revised by the information contained herein, this press release does not revise or update any of the other information set forth in the Proxy Statement.

FBL Financial Group Provides Additional Information Regarding Its
2020 Annual Meeting of Shareholders

West Des Moines, Iowa, April 23, 2020 - FBL Financial Group, Inc. (NYSE: FFG) (the “Company”) announces today that due to ongoing concerns relating to the coronavirus (COVID-19), the Company’s Class A common shareholders will be able to participate in the Company’s 2020 Annual Meeting of Shareholders virtually, via live audio webcast. As previously announced, the Company’s 2020 Annual Meeting will take place on Thursday, May 14, 2020 at 8:00 a.m. Central Daylight Time at the Company’s corporate headquarters. Shareholders are encouraged to attend the meeting virtually rather than in person.

To participate in the meeting virtually and access the webcast, shareholders entitled to vote as of the March 16, 2020 record date can visit www.virtualshareholdermeeting.com/FFG2020 and enter the 16-digit control number included on the proxy card, voting instruction or notice previously distributed to them. Online access to the audio webcast will open shortly prior to the start of the 2020 Annual Meeting.

There is no change to the items of business to be addressed at the 2020 Annual Meeting, which are described in the Company’s proxy materials. Shareholders are encouraged to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card or voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used by shareholders to vote their shares in connection with the Annual Meeting. Shareholders who have previously voted do not need to take any further action.

FBL Financial Group is a holding company with the purpose to protect livelihoods and futures. Operating under the consumer brand name Farm Bureau Financial Services, its affiliates offer a broad range of life insurance, annuity and investment products distributed by multiline exclusive Farm Bureau agents. Helping complete the financial services offering, advisors offer wealth management and financial planning services. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. Headquartered in West Des Moines, Iowa, FBL Financial Group is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com and www.fbfs.com.

Investor Relations Contact
Kathleen Till Stange, Vice President Corporate & Investor Relations
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com